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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 2054960

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: January 27, 2004

Bi-Optic Ventures Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada         000-49685                     N/A

(State or other           (Commission File Number)  (IRS Identification No.)

 jurisdiction of

 incorporation)

1030 West Georgia Street, #615, Vancouver, British Columbia, Canada  V6E 2Y3

 (Address of principal executive offices)                (Zip or Postal Code)

____________________604-689-2646___________________

(Registrant’s telephone number, including area code)

_____________________________________________________________

(Former name or former address, if changes since last report)

Item 1.  Changes in Control of Registrant.

Item 2.  Acquisition or Disposition of Assets.

Item 3.  Bankruptcy or Receivership.

Item 4.  Changes in Registrant's Certifying Accountant.

Item 5.  Other Events and Regulation FD Disclosure.

Item 6.  Resignations of Registrant's Directors.

Item 7.  Financial Statements and Exhibits.

Item 8.  Change in Fiscal Year.

          --- No Disclosure Necessary ---

Item 9.  Regulation FD Disclosure.

BI-OPTIC VENTURES INC.

#615 – 1030 WEST GEORGIA STREET, VANCOUVER, BC V6E 2Y3

Telephone: 604-689-2646    Fax 604 689-1289

January 22, 2004 Press Release    Trading Symbols: TSX: BOV.H    NASD: BOVKF

PRIVATE PLACEMENT

Bi-Optic Ventures Inc. (the “Company”) wishes to announce that, it has agreed to a non-brokered private placement of up to 1,500,000 units at a price of CDN$0.16 per unit.  Each unit will consist of one common share and one non-transferable share purchase warrant.

Each warrant will entitle the holder thereof to purchase an additional common share in the capital of the Company at a price of CDN$0.16.  A finder’s fee will be paid to arm’s-length parties on a portion of this private placement.

The Company intends to use the proceeds from this placement to extinguish existing debt and for general working capital purposes.

The above transactions will be subject to regulatory approval.

On behalf of the Board of Directors of Bi-Optic Ventures Inc.

“Harry Chew”

Harry Chew

President

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the contents of this news release.

Item 10.  Amendments to the Registrant’s Code of Ethics or Waiver of a

          Provision of the Code of Ethics.

Item 11.  Temporary Suspension of Trading Under Registrant’s

          Employee Benefit Plans

Item 12.  Results of Operations and Financial Condition

          --- No Disclosure Necessary ---

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2004    Bi-Optic Ventures Inc._____________________________

                         (Registrant)

/s/ Harry Chew________________

Harry Chew, President/Director